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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 11, 2005

Worldwide Biotech and Pharmaceutical Company
(Exact name of small business issuer as specified in its charter)

Delaware	01-06914	59-0950777
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Fenghui South Road, Jie Zuo Mansion, 15th Floor, A10-11501,
Xi’an, Shaanxi, P.R. China, 710075
(Address of principal executive offices)

86-29-88193339
(Registrant’s telephone number, including area code)

SUN CITY INDUSTRIES, INC.
110 Sarasota Quay, Sarasota, Florida 34236
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreements

Worldwide Biotech and Pharmaceutical Company, by and through its wholly owned subsidiary, Yangling Daiying Biotech and Pharmaceutical Group Co., Ltd., formerly Yangling Daiying Biotech Engineering Co., Ltd. (“Daiying”), a company incorporated on November 2001 in Shaanxi Province, China, has, effective on July 12, 2005, entered into an investment contract with Xi’an Jinyou Investment Management Co., Ltd. (“Jinyou”), for the purposes of forming a new company to be formed as a limited liability company pursuant to the laws and regulations of China, said company to be known as “Shaanxi Daiying Medicine Distribution Co., Ltd.”

Pursuant to the Investment Agreement, both Daiying and Jinyou will invest a total of approximately $600,000.00 U.S. Dollars of which Daiying will investment $445,000.00 for 90 percent of Shaanxi Daiying and Jinyou will invest approximately $155,000.00 for 10 percent for Shaanxi Daiying. The company’s anticipated purpose is the wholesale distribution of traditional Chinese medicine, including Chinese medicine drink tablets, synthetic medicine, antibiotics, biotech medicine and biotech reagents; wholesale of Class II medical devices, Class III medical devices, including but not limited to, medical sewing materials and bond, medical high molecular materials and products, and disposable sterile medical devices. Investors will not be required to invest until three (3) months after applying for the company’s business name, at the business administration’s office in China, and at said time said funds shall be funded.

The company, through its subsidiary, Daiying, also entered into two separate Memoranda of Understanding. Neither one of these transactions has at the present time effectively closed. The first agreement was entered into on January 21, 2005 with Hunan Changde Huaan Pharmaceutical Co., Ltd. (Hunan Changde). Pursuant to this agreement, a merger is contemplated wherein the company will exchange 482,800 shares of stock for 51% control of Hunan Changde. The second agreement pursuant to Memorandum of Understanding was entered into between Daiying and Hunan Jinjin Pharmaceutical Co., Ltd. (Hunan Jinjin). Pursuant to the Memorandum of Understanding, Daiying is to exchange with various shareholders of Hunan Jinjin 211,570 shares of the company plus approximately $410,000.00 in cash to acquire 65% of Hunan Jinjin. The remaining 35% would be controlled by individuals previously affiliated with Hunan Jinjin.

Section 5. Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers

B.	Resignation of Officers and Directors.

Mr. Hongyan Liang resigned his positions as Secretary of Board of Directors and Vice President of International Business effective July 11, 2005. There are no material disagreements between Mr. Liang and the company and Mr. Liang’s resignation was voluntary.

C.	Appointment of Secretary of Board of Directors

Dr. Yuhui Liu, M.D., age 34. In addition to her new position as Secretary to the Board of Directors, she will remain as executive assistant to the CEO. She obtained her M.D. and M.S. degrees from Xi’an Medical University in Shaanxi, P.R. China in 1994 and 1997, respectively, and did her postdoctoral training and research on Molecular Biology and Genetics in the United States at Johns Hopkins University and Stanford University. Presently, she has been conducting research on molecular and genetics bases of the disease mechanism of eye diseases and has published in international journals and has been invited to various international research conferences. She was research associate at the Genetics Department of Stanford University before she started working at Daiying in February 2005.

Following is a chronology of her background from 2000 to present:

•	February 2005 to present, Executive Assistant of CEO, Yangling
Daiying, Stanford Engineering Co., Ltd.
•	November 2004 to January 2005, Research Associate, Genetics
Department, Stanford University School of Medicine.
•	January 2000 to October 2004, Postdoctoral Fellow, Genetics
Department, Stanford University School of Medicine.

Section 8. Other Events

Item 8.01. Other events

Daiying has changed its name to Yangling Daiying Biotech and Pharmaceutical Group Co., Ltd., which was approved by the Board of Directors on July 11, 2005.

The principal mailing address for Worldwide Biotech and Pharmaceutical Company has changed to:

4 Fenghui South Road, Jie Zuo Mansion
15th Floor, A10-11501
Xi’an, Shaanxi
P.R. China, 710075

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Biotech and Pharmaceutical Company.

Date: July 14, 2005	By:	/s/ Wenxia Guo
Wenxia Guo
Title President